Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Pre-Effective Amendment No. 1 to Registration Statement No. 333-156319 on Form S-3 of our reports dated February 25, 2011 relating to the financial statements and financial statement schedule of Public Service Company of Oklahoma appearing in or incorporated by reference in the Annual Report on Form 10-K of Public Service Company of Oklahoma for the year ended December 31, 2010.

/s/ Deloitte & Touche LLP

Columbus, Ohio
February 25, 2011